Exhibit 99.1

News Release

Mallinckrodt plc Provides Update on Executive Committee

DUBLIN, Aug. 17, 2022 /PRNewswire/ -- Mallinckrodt plc (OTCMKTS: MNKPF) ("Mallinckrodt" or the "Company"), a global specialty pharmaceutical company, today provided an update on its Executive Committee. Reflective of Mallinckrodt's efforts to build on recent progress, stabilize the business and create a stronger company for the long term, the following leaders will serve on the Executive Committee and report directly to Siggi Olafsson, President and Chief Executive Officer, effective immediately unless otherwise noted:

•	Bryan Reasons will continue to serve as EVP and Chief Financial Officer, with executive responsibility for the Company's global finance and IT functions. Mr. Reasons served as a key architect of Mallinckrodt's successful Chapter 11 restructuring and will continue to provide leadership in managing financial strategy and investor relations as the Company works to strengthen its financial position.

•	Henriette Nielsen has joined the Company as EVP and Chief Transformation Officer, replacing Ian Watkins who will depart in mid-September. In this newly created role, Ms. Nielsen will have executive responsibility for communications, human resources and employee-related functions at the Company, as well as a focus on further building out the Company's Environmental, Social and Governance (ESG) program. Most recently, she served as EVP of Business Operations at Hikma Pharmaceuticals.

•	Mark Tyndall, who currently serves as SVP and U.S. General Counsel, will assume the role of EVP and Chief Legal Officer & Corporate Secretary, replacing Mark Casey who will depart in mid-September. In this role, Mr. Tyndall will have executive responsibility for all legal functions and will serve as the Company's primary liaison to the Board of Directors. Additionally, he will continue to have responsibility for Mallinckrodt's Government Affairs and Patient Advocacy functions.

•	Jason Goodson, who currently serves as VP of Business Operations, will assume the new title of EVP and Head of Corporate Development with executive responsibility for overseeing corporate strategy, business development and business intelligence.

•	Kassie Harrold, who currently serves as SVP and Chief Compliance Officer, will assume the new title of EVP and Chief Compliance Officer. With Mallinckrodt's strong commitment to operating ethically and in a compliant and socially responsible manner, Ms. Harrold will continue to oversee the Company's global integrity and compliance program and the execution of its Corporate Integrity Agreement and the Specialty Generics Operating Injunction.

•	Stephen Welch, who currently serves as SVP and General Manager of Specialty Generics, will assume the role of EVP and Head of Specialty Generics and will continue to lead the Specialty Generics business.

Hugh O'Neill, EVP and Chief Commercial and Operations Officer, will step down from his role and depart Mallinckrodt in mid-September, and Steven Romano, M.D., EVP and Chief Scientific Officer, will step down from his role and depart the organization at the beginning of December. In the interim, the Company is conducting a broad search for successors to lead the Commercial, Operations and Quality group and the Science & Technology group.

"Mallinckrodt is at an important inflection point, and the leaders of our go-forward Executive Committee will join me in guiding the business and further strengthening our focus on the patients we serve," said Mr. Olafsson. "We are building a more diverse leadership team that blends the deep bench of talent we have at Mallinckrodt with new, experienced leaders, including Henriette, who brings significant experience from a range of corporate functions and an impressive track record of enhancing operations at pharmaceutical companies. In all, I'm confident that we are establishing the right team to build on our strong foundation, advance our business objectives and empower all our team members to grow with our company and reach their full potential, positioning Mallinckrodt to succeed and achieve sustainable growth over time."

Mr. Olafsson continued, "I would like to express my gratitude to Mark, Hugh, Steve and Ian for their dedication and many contributions to Mallinckrodt. They are leaders who were instrumental in providing us a strong foundation from which we can build a Mallinckrodt that is even more productive, patient-centric and prosperous. All of us at Mallinckrodt wish them the best in their future endeavors and thank them for their years of service to the organization."

For full biographies of each member of the Executive Committee, please visit https://www.mallinckrodt.com/about/executive-committee/.

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology, ophthalmology and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; cultured skin substitutes and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this document that are not strictly historical, including statements regarding Mallinckrodt's future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt's businesses, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. The "Risk Factors" section of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and other filings with the SEC identify and describe in more detail the risks and uncertainties to which Mallinckrodt's businesses are subject. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS
Investor Relations
Daniel J. Speciale
Global Corporate Controller and Chief Investor Relations Officer
314-302-6567
daniel.speciale@mnk.com

Derek Belz
Vice President, Investor Relations
314-654-3950
derek.belz@mnk.com

Media
Michael Freitag / Aaron Palash / Aura Reinhard
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Mallinckrodt, the "M" brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2022 08/22.

SOURCE Mallinckrodt plc